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                                                                   EXHIBIT 3.2.1

                           AMENDED AND RESTATED BYLAWS

                                       OF

                        LUMINENT MORTGAGE CAPITAL, INC.,
                             a Maryland corporation

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                                    ARTICLE I

                                     Offices

        1.1 Principal Office. The principal office of Luminent Mortgage Capital, Inc. (the "Corporation") shall be located at such place or places as the Board of Directors may from time to time designate.

        1.2 Additional Offices. The Corporation may have additional offices at such place or places as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            Meetings of Stockholders

        2.1 Places of Meetings. All meetings of the stockholders shall be held at such place, either within or without the State of Maryland but within the United States, as from time to time may be fixed by a majority of the Board of Directors, which place may subsequently be changed at any time by vote of the Board of Directors.

        2.2 Annual Meetings. The annual meeting of the stockholders, for the election of members of the Board Directors and transaction of such other business as may come properly before the meeting, shall be held at such date and time during the month of May of each calendar year as shall be determined by a majority of the Board of Directors, which date and time may subsequently be changed at any time within the month of May by a majority of the Board of Directors.

        2.3 Special Meetings. Except as otherwise required by law, special meetings of the stockholders may be called only by the President of the Corporation or the Board of Directors pursuant to a resolution approved by a majority of the Board of Directors. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation, unless otherwise provided by law. Special meetings of stockholders shall also be called by the Secretary of the Corporation upon the written request of the holders of shares entitled to cast not less than a majority of all the votes entitled to be cast at such meeting. Such request shall state the purpose of such meeting and the matters proposed to be acted on at such meeting. The Secretary shall inform such stockholders of the reasonably estimated cost of preparing and mailing notice of the meeting and, upon payment to the Corporation by such stockholders of such costs, the Secretary shall give notice to each stockholder entitled to notice of the meeting.

        The Board of Directors has the sole power to fix (a) the record date for determining stockholders entitled to request a special meeting of the stockholders and the record date for determining stockholders entitled to notice of and to vote at the special meeting, and (b) the date, time and place of the special meeting.

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        2.4     Notice of Meetings: Adjournments. A written notice of each annual meeting stating the hour, date and place of such annual meeting shall be given by the Secretary or an Assistant Secretary of the Corporation (or other persons authorized by these Bylaws or by law) not less than 10 days nor more than 90 days before the annual meeting, to each stockholder entitled to vote thereat and to each stockholder who, by law or under the charter of the Corporation (the "Charter") or under these Bylaws, is entitled to such notice, by personally delivering such notice to him or her, by leaving such notice at his or her residence or usual place of business or by mailing it, postage prepaid, addressed to such stockholder at the address of such stockholder as it appears on the stock transfer books of the Corporation or by other means permitted by Maryland law. Such notice shall be deemed to be delivered when hand-delivered to such address or deposited in the mail so addressed, with postage prepaid.

        Notice of all special meetings of stockholders shall be given in the same manner as provided for annual meetings, except that the written notice of all special meetings shall state the purpose or purposes for which the special meeting has been called.

        Notice of an annual meeting or special meeting of stockholders need not be given to a stockholder if a written waiver of notice is signed before or after such meeting by such stockholder and such waiver of notice is filed with records of stockholder meetings or if such stockholder attends such meeting, unless such attendance was for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual meeting or special meeting of stockholders need be specified in any written waiver of notice.

        When any meeting is convened, the presiding officer of the meeting may adjourn the meeting if (i) no quorum is present for the transaction of the business, (ii) the Board of Directors determines that adjournment is necessary or appropriate to enable the stockholders to consider fully information that the Board of Directors determines has not been made sufficiently or timely available to stockholders, or (iii) the Board of Directors determines that adjournment is otherwise in the best interests of the Corporation. When any annual meeting or special meeting of stockholders is adjourned to another hour, date or place, notice need not be given of the adjourned meeting, other than an announcement at the meeting at which the adjournment is taken, of the hour, date and place to which the meeting is adjourned; provided, however, that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat and to each stockholder who, by law or under the Charter or under these Bylaws, is entitled to such notice.

        2.5 Quorum. Except as otherwise required by the Charter or by law, any number of stockholders together holding at least a majority of all the votes entitled to be cast at a meeting, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of business. Where a separate vote by a class or classes or series of stock is required, a majority of the outstanding shares of such class or classes or series of stock, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that matter. If, however, such quorum shall not be present at any

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meeting of the stockholders, the presiding officer of the meeting or the stockholders entitled to vote at such meeting, present in person or by proxy, shall have the power to adjourn the meeting from time to time to a date not more than 30 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, provided that the vote required for the taking of any particular stockholder action shall nonetheless continue to be required for such action.

        2.6 Proxies. A stockholder may cast the votes entitled to be cast by the shares of stock owned of record by him or her either in person or by proxy executed by the stockholder or the stockholder's duly authorized agent in any manner permitted by law. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy.

        2.7 Action at Meeting. A plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the Charter. Unless otherwise provided in the Charter (including the Articles Supplementary for any class of preferred stock), each outstanding share, regardless of class or series, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.

        2.8 Notice of Stockholder Nominations and Other Proposed Stockholder Action.

        (a)     Annual Meetings of Stockholders.

                (1) Nominations of persons for election as directors and the proposal of matters to be considered and voted on by the stockholders at an annual meeting of stockholders made be made only (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors, or (iii) by any stockholder of the Corporation who was a stockholder of record both at the time of giving the notice required by this Section 2.8 and at the time of the annual meeting of stockholders and who shall be entitled to vote at the meeting (or a duly authorized proxy therefor) and who complies with the notice procedures set forth in this Section 2.8.

                (2) For nominations or other proposals to be properly brought before an annual meeting of stockholders by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 2.8, the stockholder must have given timely notice thereof (including the information required hereby) in writing to the Secretary of the Corporation and any such proposal must otherwise be a proper matter for stockholder action. To be timely, a stockholder's

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notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th calendar day nor earlier than the close of business on the 120th calendar day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 calendar days before or more than 60 calendar days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th calendar day prior to such annual meeting and not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the calendar day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice of a nomination or proposed action as described above. Such stockholder's notice shall set forth: (A) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules thereunder (or any successor provision of law), including such person's written consent to being named as a nominee and to serving as a director if elected; (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of any of such stockholder's affiliates (as defined below) and of any person who is the beneficial owner (as defined below), if any, of such stock; and (C) as to the stockholder giving the notice and each beneficial owner, if any, of such stock, the name and address of such stockholder, as they appear on the Corporation's stock ownership records, and the name and address of each beneficial owner of such stock and the class and number of shares of stock the Corporation which are owned of record or beneficially by each such person.

                (3) Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 2.8 to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting of stockholders is increased and there is no public announcement by the Corporation specifying the increased size of the Board of Directors at least 100 calendar days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 2.8 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 10th calendar day following the day on which such public announcement is first made by the Corporation.

        (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting under Section 2.4 of these Bylaws. Nominations of persons for election to the Board of Directors at a special meeting of stockholders at which directors are to be elected may be made only (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors, or (iii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation

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who is a stockholder of record both at the time of giving the notice required by this Section 2.8 and at the time of the special meeting and who shall be entitled to vote at the meeting (or a duly authorized proxy therefor) and who complies with the notice procedures set forth in this Section 2.8. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, for nominations to be properly brought before the special meeting by a stockholder pursuant to this paragraph, the stockholder must give notice thereof containing the information required in the case of a nomination to be made by a stockholder at an annual meeting of stockholders by paragraph (a)(2) of this Section 2.8 to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the 120th calendar day prior to such special meeting and not later than the close of business on the later of the 90th calendar day prior to such special meeting or the 10th calendar day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder's notice of a nomination as described above.

        (c)     General.

                (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.8 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.8. Except as otherwise provided by law, the Charter or these Bylaws, the presiding officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.8 and, if any proposed nomination or business is not in compliance with this Section 2.8, to declare that such defective proposal or nomination shall be disregarded.

                (2) For purposes of this Section 2.8, "affiliate" in respect of a person shall mean another person who controls, is controlled by or is under common control with such person and the term "beneficially owns" (and variations thereof) shall have the same meaning as when used in Section 13(d) of the Exchange Act and Regulation 13D-G thereunder (or any successor provision of law). For purposes of this Section, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                (3) Notwithstanding the foregoing provisions of this Section 2.8, (A) a stockholder shall also be required to comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.8 and nothing contained herein shall constitute a waiver by the Corporation or any stockholder of compliance therewith and (B) nothing in this Section 2.8 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law) or

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(ii) of the holders of any class or series of preferred stock to elect directors in accordance with the terms of such preferred stock in the Charter.

        2.9 Voting Procedures and Inspectors of Elections. The Board of Directors shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the presiding officer shall appoint one or more inspectors to act at the meeting. Any inspector may, but need not, be an officer, employee or agent of the Corporation. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall perform such duties as are required by the general laws of the State of Maryland, including the counting of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist them in the performance of their duties. The presiding officer may review all determinations made by the inspectors, and in so doing the presiding officer shall be entitled to exercise his or her sole judgment and discretion and he or she shall not be bound by any determinations made by the inspectors. All determinations by the inspectors and, if applicable, the presiding officer, shall be subject to further review by any court of competent jurisdiction.

        2.10 Presiding Officer. The Chairman of the Board of Directors, if one is elected, or if not elected or in his or her absence, the President of the Corporation, shall preside at all annual meetings or special meetings of stockholders and shall have the power, among other things, to adjourn such meeting at any time and from time to time, subject to Sections 2.4 and 2.5 hereof. The order of business and all other matters of procedure at any meeting of the stockholders shall be determined by the presiding officer.

        2.11 Control Share Acquisition Act. Notwithstanding any other provision of the Charter or these Bylaws, Subtitle 7 of Title 3 of the Maryland General Corporation Law (the "MGCL"), or any successor statute, shall not apply to any acquisition by any person of shares of stock of the Corporation. This
Section 2.12 may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon any such repeal, may, to the extent provided by any successor Bylaw, apply to any prior or subsequent control share acquisition.

                                   ARTICLE III

                                    Directors

        3.1 General Powers. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors and, except as otherwise expressly provided by law, the Charter or these Bylaws, all of the powers of the Corporation shall be vested in such Board.

        3.2 Number of Directors. A majority of the Board of Directors may establish, increase or decrease the number of directors; provided, however, that the total number of

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directors shall be not fewer than the minimum number required by the MGCL, nor more than 15. No reduction in the number of directors shall cause the removal of any director from office prior to the expiration of his or her term.

        3.3     Tenure and Qualification.

        (a) Pursuant to the Charter, the directors have been divided into three classes with terms of office of three years each. The term of office of one class shall expire at the annual meeting of stockholders in each year and directors of such class shall be elected at such annual meeting. Each director shall hold office for the term for which he or she is elected and until his or her successor is duly elected and qualified, or until his or her resignation, removal (in accordance with the Charter and these Bylaws) or death. Notwithstanding anything herein to the contrary, at all times (except during a period not to exceed 60 days following the death, resignation, incapacity or removal from office of a director prior to expiration of the director's term of office), a majority of the Board of Directors shall be comprised of persons ("Independent Directors") who are not officers or employees of the Corporation or "Affiliates" of any manager of the Corporation's business or assets pursuant to a management agreement.

        (b) For purposes of this Section 3.3 of the Bylaws, the following terms shall have the following meanings:

        "Affiliates" of a person shall mean (a) any person that, directly or indirectly, controls or is controlled by or is under common control with such person, (b) any other person that owns, beneficially, directly or indirectly, 10% or more of the outstanding shares or equity interests of such person, or (c) any officer, director, employee, partner or trustee of such person or of any person controlling, controlled by or under common control with such person (excluding trustees and persons serving in similar capacities who are not otherwise an Affiliate of such person).

        "Person" means and includes individuals, corporations, general and limited partnerships, stock companies or associations, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other entities and governments and agencies and political subdivisions thereof.

        "control" as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, through the ownership of voting securities, partnership interests or other equity interests. "Controlled by" and "under common control with" shall have correlative meanings.

        (c) Notwithstanding the foregoing requirement that a majority of the directors be Independent Directors, no action otherwise validly taken by the Board of Directors during a period in which a majority of its members are not Independent Directors shall be invalidated or otherwise affected by such circumstance, nor shall such circumstance subject the directors taking any such action to a higher standard of care or to liability other than that which would have applied to such action had a majority of the members of the Board of Directors been Independent Directors at the time such action was taken.

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        Elections of directors need not be by written ballot.

        3.4 Resignation or Removal of Directors; Vacancies. Any director may resign from the Board of Directors or any committee thereof at any time by written notice to the Board of Directors, effective upon execution and delivery to the Corporation of such notice or upon any future date specified in the notice. Subject to the rights of holders of one or more classes or series of Preferred Stock to elect or remove one or more directors, any director, or the entire Board of Directors, may be removed from office at any time by the stockholders, but only for cause and then only by the affirmative vote of at least 66 2/3% of the votes entitled to be cast by stockholders generally in the election of directors. For the purposes of Section 3.4, "cause" shall mean, with respect to any particular director, a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to the Corporation through bad faith or active and deliberate dishonesty.

        Unless otherwise provided in the Charter or these Bylaws:

        (a) When one or more directors resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignations or resignations shall become effective, and each director so chosen shall hold office as provided in this Section 3.4 in the filling of other vacancies.

        (b) Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class or series may be filled by the vote of a majority of the entire Board of Directors.

        (c) Whenever the holders of any class or classes or series of stock are entitled to elect one or more directors by the provisions of the Charter, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

        (d) Except in the case of a removal of a director by our stockholders, vacancies occurring on the Board of Directors among the Independent Directors will be filled by the vote of a majority of the remaining directors, including the Independent Directors.

        A director elected by the Board of Directors to fill a vacancy shall be elected to hold office until the next annual meeting of stockholders and until his successor is elected and qualified. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until such vacancy is filled.

        3.5 Place of Meetings; Manner of Participation. The Board of Directors may hold meetings, both regular and special, either within or outside the State of Maryland.

        Unless otherwise restricted by the Charter or these Bylaws, members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by

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means of which all persons participating in the meeting can hear each other, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting for purposes of these Bylaws.

        3.6 Quorum. At any meeting of the Board of Directors, a majority of the number of directors then in office shall constitute a quorum for the transaction of business. However, if less than a quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice, except as provided in Section 3.8 hereof. Any business which might have been transacted at the meeting as originally noticed may be transacted at such adjourned meeting at which a quorum is present.

        3.7 Annual and Regular Meetings. An annual meeting of the Board of Directors shall be held immediately after and at the same place as the annual meeting of stockholders, no notice other than this Bylaw being necessary. The Board of Directors may provide, by resolution, the time and place, for the holding of regular meetings without other notice than such resolution.

        3.8 Special Meetings; Notice. Special meetings of the Board of Directors may be called, orally or in writing, by or at the request of a majority of the directors, the Chairman of the Board of Directors, if one is elected, or the President of the Corporation. The person calling any such special meeting of the Board of Directors may fix the hour, date and place thereof.

        Notice of the hour, date and place of all special meetings of the Board of Directors shall be given to each director by the Secretary or an Assistant Secretary of the Corporation, or in the case of the death, absence, incapacity or refusal of such persons, by the Chairman of the Board of Directors, if one is elected, or the President of the Corporation or such other officer designated by the Chairman of the Board of Directors, if one is elected, or the President of the Corporation. Notice of any special meeting of the Board of Directors shall be given to each director in person, by telephone, or by facsimile, telex, telecopy, telegram, or other written form of electronic communication, sent to his or her business or home address, at least 24 hours in advance of the meeting, or by written notice mailed to his or her business or home address, at least 48 hours in advance of the meeting. Such notice shall be deemed to be delivered when hand delivered to such address, read to such director by telephone, deposited in the mail so addressed, with postage thereon prepaid if mailed, dispatched or transmitted if faxed, telexed or telecopied, or when delivered to the telegraph company if sent by telegram.

        When any Board of Directors' meeting, either regular or special, is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the hour, date or place of any meeting adjourned for less than 30 days or of the business to be transacted thereat, other than an announcement at the meeting at which such adjournment is taken of the hour, date and place to which the meeting is adjourned.

        3.9 Waiver of Notice. A written waiver of notice signed before or after a meeting by a director and filed with the records of the meeting shall be deemed to be equivalent

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to notice of the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because such meeting is not lawfully called or convened. Except as otherwise required by law, by the Charter or by these Bylaws, neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

        3.10    Action at Meeting and by Consent.

        (a) At any meeting of the Board of Directors at which a quorum is present, a majority of the directors present may take any action on behalf of the Board of Directors, unless otherwise required by law, by the Charter or by these Bylaws.

        (b) Unless otherwise restricted by the Charter or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing. Such written consent shall be signed by each member of the Board of Directors or committee and shall be filed with the records of the meetings of the Board of Directors or committee and shall be treated for all purposes as a vote at a meeting of the Board of Directors.

        Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which an original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire writing.

        3.11 Compensation of Directors. Directors shall not receive any stated salary for their services as directors but, by resolution of the Board of Directors, may receive compensation per year and/or per meeting and for any service or activity they performed or engaged in as directors. Directors may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Directors or of any committee thereof and for their expenses, if any, in connection with any other service or activity they performed or engaged in as directors. Nothing herein shall be construed to preclude any directors from serving this Corporation in any other capacity and receiving compensation therefor.

        3.12 Reliance. Each Director, officer, employee and agent of the Corporation shall, in the performance of his or her duties with respect to the Corporation, be fully justified and protected with regard to any act or failure to act in reliance upon the books of account or other records of the Corporation, upon an opinion of counsel or upon reports made to the Corporation by any of its officers or employees or by the adviser, accountants, appraisers or other experts or consultants selected by the Board of Directors or officers of the Corporation, regardless of whether such counsel or expert may also be a director.

        3.13 Loss of Deposits. No director shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with whom moneys or stock have been deposited.

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        3.14    Surety Bonds. Unless required by law, no director shall be obligated to give any bond or surety or other security for the performance of any of his duties.

        3.15 Certain Rights of Directors, Officers, Employees and Agents. The directors shall have no responsibility to devote their full time to the affairs of the Corporation. Any director or officer, employee or agent of the Corporation, in his or her personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to or in competition with those of or relating to the Corporation.

                                   ARTICLE IV

                                   Committees

        4.1 Committees of Directors. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. At least a majority of the members of any committee designated by the Board of Directors shall be Independent Directors. The Board of Directors shall appoint an Audit Committee of not less than three members, each of whom shall be an Independent Director. In the absence or disqualification of any member of any such committee, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of such absent or disqualified members; provided, however, that in the event of the absence or disqualification of an Independent Director, such appointee shall be an Independent Director. The Board of Directors may delegate to committees appointed under Section 4.1 hereof any of the powers of the Board of Directors, except as prohibited by law. Any action which the Board of Directors is empowered to take may be taken on behalf of the Board of Directors by a duly authorized committee thereof except (a) to the extent limited by the MGCL, the Charter or these Bylaws, and (b) for any action which requires the affirmative vote or approval of a majority or a supermajority of the directors then in office (unless, in such case, the Charter or these Bylaws specifically provide that a duly authorized committee can take such action on behalf of the Board of Directors).

        4.2 Committee Minutes. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

        4.3 Meetings and Action of Committees. Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Section 3.5 (Place of Meetings; Manner of Participation), Section
3.6 (Quorum), Section 3.7 (Annual and Regular Meetings), Section 3.8 (Special Meetings; Notice), Section 3.9 (Waiver of Notice), and Section 3.10 (Action at Meeting and by Consent) of these Bylaws, with such changes in the context of such provisions as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the Board of Directors and that notice of special meetings of committees shall also be given to all alternate

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

members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the governance of any committee not inconsistent with the provisions of these Bylaws.

        4.4 Audit Committee. The Audit Committee shall have responsibility, and may exercise such powers and authority as may be necessary, to select, and to establish the scope of, and oversee the annual audit to be conducted by, the independent auditors for the Corporation and its consolidated subsidiaries, such selection for the ensuing calendar year to be made annually in advance of the annual meeting of stockholders. Such selection may be submitted to the stockholders for ratification or rejection at such meeting. The Audit Committee shall have such other responsibilities, and such powers and authority, as are normally incident to the functions of an audit committee or as may be determined by the Board of Directors. The members of the Audit Committee shall not be eligible to participate in any incentive compensation plan for employees of the Corporation or any of its subsidiaries.

                                    ARTICLE V

                                    Officers

        5.1 Enumeration. The officers of the Corporation shall consist of a President, a Treasurer, a Secretary and such other officers, including, without limitation, a Chairman of the Board of Directors, a Chief Executive Officer, a Chief Operating Officer and one or more Vice Presidents (including Executive Vice Presidents or Senior Vice Presidents), Assistant Vice Presidents, Assistant Treasurers and Assistant Secretaries, and such other officers as the Board of Directors may determine.

        5.2 Election. At the regular meeting of the Board following the annual meeting of stockholders, the Board of Directors shall elect the President, the Treasurer and the Secretary of the Corporation. Other officers may be elected by the Board of Directors at such regular annual meeting of the Board of Directors or at any other regular or special meeting.

        5.3 Qualification. No officer need be a stockholder or a director. Any person may occupy more than one office of the Corporation at any time; provided, that such officer does not serve concurrently as both President and Vice President of the Corporation. Any officer may be required by the Board of Directors to give bond for the faithful performance of his or her duties in such amount and with such sureties as the Board of Directors may determine.

        5.4 Tenure. Except as otherwise provided by the Charter or by these Bylaws, each of the officers of the Corporation shall hold office until the regular annual meeting of the Board of Directors following the next annual meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

        5.5 Resignation. Any officer may resign by delivering his or her written resignation to the Corporation addressed to the President or the Secretary, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

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

        5.6 Removal. Except as otherwise provided by law, if the Board of Directors in its judgment finds that the best interests of the Corporation will be served, it may remove any officer by the affirmative vote of a majority of the directors then in office; provided, however, that such removal shall be without prejudice to the contract rights, if any, of the person so removed.

        5.7 Absence or Disability. In the event of the absence or disability of any officer, the Board of Directors may designate another officer to act temporarily in place of such absent or disabled officer.

        5.8 Vacancies. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.

        5.9 President. The President of the Corporation shall, subject to the direction of the Board of Directors, have general supervision and control of the Corporation's business. If there is no Chairman of the Board of Directors or if he or she is absent, the President of the Corporation shall preside, when present, at all meetings of stockholders and of the Board of Directors. The President of the Corporation shall have such other powers and perform such other duties as the Board of Directors may from time to time designate.

        5.10 Chairman of the Board of Directors. The Chairman of the Board of Directors, if one is elected, shall preside, when present, at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board of Directors shall have such other powers and shall perform such other duties as the Board of Directors may from time to time designate.

        5.11 Chief Executive Officer. The Chief Executive Officer of the Corporation, if one is elected, shall have such powers and shall perform such duties as the Board of Directors may from time to time designate. If there shall be a Chief Executive Officer of the Corporation at any time, such officer shall have authority to take any action that the President of the Corporation is authorized to take.

        5.12 Vice Presidents and Assistant Vice Presidents. Any Vice President of the Corporation (including any Executive Vice President or Senior Vice President) and any Assistant Vice President of the Corporation shall have such powers and shall perform such duties as the Board of Directors or the Chief Executive Officer of the Corporation may from time to time designate.

        5.13 Treasurer and Assistant Treasurers. The Treasurer of the Corporation shall, subject to the direction of the Board of Directors and except as the Board of Directors or the President of the Corporation may otherwise provide, have general charge of the financial affairs of the Corporation and shall cause to be kept accurate books of account. The Treasurer of the Corporation shall have custody of all funds, securities, and valuable documents of the Corporation. He or she shall have such other duties and powers as may be designated from time to time by the Board of Directors or the Chief Executive Officer of the Corporation.

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

        Any Assistant Treasurer of the Corporation shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer of the Corporation may from time to time designate.

        5.14 Secretary and Assistant Secretaries. The Secretary of the Corporation shall record all the proceedings of the meetings of the stockholders and the Board of Directors (including committees of the Board) in books kept for that purpose. In his or her absence from any such meeting, a temporary secretary chosen at the meeting shall record the proceedings thereof. The Secretary of the Corporation shall have charge of the stock ledger (which may, however, be kept by any transfer or other agent of the Corporation). The Secretary of the Corporation shall have custody of the seal of the Corporation, and the Secretary of the Corporation, or an Assistant Secretary, shall have authority to affix it to any instrument requiring it, and, when so affixed, the seal may be attested by his or her signature or that of an Assistant Secretary of the Corporation. The Secretary of the Corporation shall have such other duties and powers as may be designated from time to time by the Board of Directors or the Chief Executive Officer of the Corporation. In the absence of the Secretary of the Corporation, any Assistant Secretary of the Corporation may perform his or her duties and responsibilities.

        Any Assistant Secretary of the Corporation shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer of the Corporation may from time to time designate.

        5.15 Other Powers and Duties. Subject to these Bylaws and to such limitations as the Board of Directors may from time to time prescribe, the officers of the Corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors, the Chairman of the Board of Directors or the President of the Corporation.

                                   ARTICLE VI

                                      Stock

        6.1 Certificates. Each stockholder shall be entitled to a certificate of the stock of the Corporation, which shall represent and certify the number of shares of each class or series of stock held by such stockholder in the Corporation, in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall be signed by the Chairman of the Board of Directors, the President or a Vice President of the Corporation and countersigned by the Treasurer or an Assistant Treasurer of the Corporation, or the Secretary or an Assistant Secretary of the Corporation. The Corporation seal and the signatures by the Corporation's officers, the transfer agent or the registrar may be either manual or facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the time of its issue. Each certificate representing shares which are restricted as to their transferability or voting powers, which are preferred or limited as to their dividends or as to their allocable portion of the assets upon liquidation or

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

which are redeemable at the option of the Corporation, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate. If the Corporation has authority to issue stock of more than one class or series, the certificate shall contain on the face or back a full statement or summary of the designations and any preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each class or series of stock and, if the Corporation is authorized to issue any preferred or special class or series, the differences in the relative rights and preferences between the shares of each class or series to the extent they have been set and the authority of the Board of Directors to set the relative rights and preferences of subsequent class or series. In lieu of such statement or summary, the certificate may state that the Corporation will furnish a full statement of such information to any stockholder upon request and without charge. If any class of stock is restricted by the Corporation as to transferability, the certificate shall contain a full statement of the restriction or state that the Corporation will furnish information about the restrictions to the stockholder on request and without charge. Every certificate for shares of stock which are subject to a restriction on transfer and every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law.

        6.2 Lost, Destroyed and Mutilated Certificates. Holders of the shares of the stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, and the Board of Directors may in its discretion cause one or more new certificates for the same number of shares in the aggregate to be issued to such stockholder upon the surrender of the mutilated certificate or upon satisfactory proof of such loss or destruction, and the deposit of a bond in such form and amount and with such surety as the Board of Directors may require.

        6.3 Transfer of Stock. Subject to any restrictions on transfer of stock contained in the Charter, shares of stock of the Corporation shall be transferable or assignable only on the stock transfer books of the Corporation by the holder in person or by attorney upon surrender to the Corporation or its transfer agent of the certificate theretofore properly endorsed or, if sought to be transferred by attorney, accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signatures as the Corporation or its transfer agent may reasonably require.

        6.4 Record Holders. Except as may otherwise be required by law, by the Charter or by these Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws.

        It shall be the duty of each stockholder to notify the Corporation of his or her postal address and any changes thereto.

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

        6.5 Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (a) in the case of determination of stockholders entitled to vote at any meeting of stockholders, shall, unless otherwise required by law, not be more than ninety nor less than ten days before the date of such meeting, and (b) in the case of any other action, shall not be more than ninety days prior to such other action. If no record date is fixed and the stock transfer books are not closed for the determination of stockholders: (i) the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting; and (ii) the record date for the determination of stockholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the Board of Directors, declaring the dividend or allotment of rights, is adopted.

                                   ARTICLE VII

                                 Indemnification

        7.1 Indemnification. To the maximum extent permitted by applicable law in effect from time to time, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation and who is made a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of his or her service in that capacity, or (b) any individual who, while a director of the Corporation and at the request of the Corporation, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to, or threatened to be made a party to, any threatened, pending or completed action, suit or proceeding by reason of his or her service in that capacity. To the maximum extent permitted by applicable law, the indemnification provided herein shall include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement. The Corporation may, with the approval of its Board of Directors, provide such indemnification and advance for expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

        Neither the amendment nor repeal of this Section 7.1, nor the adoption or amendment of any other provision of the Charter or these Bylaws inconsistent with this

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

Section 7.1, shall apply to or affect the applicability of the preceding paragraph in any respect any act or failure to act which occurred prior to such amendment, repeal or adoption.

        7.2 Contractual Nature of Rights. Section 7.1 of these Bylaws shall be deemed to be a contract between the Corporation and each director and officer entitled to the benefits hereof at any time while this Section 7.2 is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts. If a claim for indemnification or advancement of expenses hereunder by a director or officer is not paid in full by the Corporation within (a) 60 days after the receipt by the Corporation of a written claim for indemnification, or (b) in the case of a director, 10 days after the receipt by the Corporation of documentation of expenses and the required undertaking, such director or officer may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, such director or officer shall also be entitled to be paid the expenses of prosecuting such claim. The failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such indemnification or, in the case of a director, advancement of expenses, under this Article VII shall not be a defense to the action and shall not create a presumption that such indemnification or advancement is not permissible. It is the parties' intention that if the Corporation contests any director's, officer's or non-officer employee's right to indemnification, the question of such director's, officer's or non-officer employee's right to indemnification shall be for the court to decide, and neither the failure of the Corporation (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its shareholders) to have made a determination that indemnification of such director, officer or non-officer employee is proper in the circumstances because the director, officer or non-officer employee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Corporation (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its stockholders) that the director, officer or non-officer employee has not met such applicable standard of conduct, shall create a presumption that such director, officer or non-officer employee has or has not met the applicable standard of conduct.

        7.3 Non-Exclusivity of Rights. The rights to indemnification and advancement of expenses set forth in this Article VII shall not be exclusive of any other right which any director, officer or non-officer employee may have or hereafter acquire under any statute, provision of the Charter or these Bylaws, agreement, vote of stockholders or otherwise.

        7.4 Partial Indemnification. If any director, officer or non-officer employee is entitled under any provision of these Bylaws to indemnification by the Corporation for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred by him or her in the investigation, defense, appeal or settlement of any civil or criminal action or proceeding, but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify such director, officer or non-officer employee for the portion of such expenses, judgments, fines or penalties to which such director, officer or non-officer employee is entitled.

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

        7.5 Mutual Acknowledgment. By accepting any potential benefits under this Article VII each director, officer or non-officer employee acknowledges that in certain instances, Federal law or applicable public policy may prohibit the Corporation from indemnifying its directors, officers and employees under these Bylaws or otherwise.

        7.6 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer or non-officer employee against any liability of any character asserted against or incurred by the Corporation or any such director, officer or non-officer employee, or arising out of any such person's corporate status, whether or not the Corporation would have the power to indemnify such person against such liability under the general laws of the State of Maryland or the provisions of this Article VII.

                                  ARTICLE VIII

                            Miscellaneous Provisions

        8.1 Seal. The seal of the Corporation shall consist of a flat-faced circular die, of which there may be any number of counterparts, on which there shall be engraved the word "Seal" and the name of the Corporation. The Board of Directors shall have the power to adopt and alter the seal of the Corporation.

        8.2 Fiscal Year. The fiscal year of the Corporation shall be a calendar year or as may otherwise be fixed by the Board of Directors.

        8.3 Checks, Notes and Drafts. Checks, notes, drafts and other orders for the payment of money shall be signed by such persons as the Board of Directors from time to time may authorize. When the Board of Directors so authorizes, however, the signature of any such person may be a facsimile.

        8.4 Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes and other obligations to be entered into by the Corporation in the ordinary course of its business without director action may be executed on behalf of the Corporation by the Chairman of the Board of Directors, if one is elected, the President or the Treasurer of the Corporation or any other officer, employee or agent of the Corporation as the Board of Directors may authorize.

        8.5 Resident Agent. The Board of Directors may appoint a resident agent upon whom legal process may be served in any action or proceeding against the Corporation.

        8.6 Corporate Records. The original or attested copies of the Charter, Bylaws and records of all meetings of the incorporators, stockholders and the Board of Directors and the stock transfer books, which shall contain the names of all stockholders, their record addresses and the amount of stock held by each, may be kept outside the State of Maryland and shall be kept at the principal office of the Corporation, at the office of its counsel or at an office of its transfer agent or at such other place or places as may be designated from time to time by the Board of Directors.

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

        8.7 Voting of Stock Held. Unless otherwise provided by resolution of the Board of Directors, the Chairman of the Board, if one is elected, the President or the Treasurer may from time to time waive notice of and act on behalf of this Corporation, or appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the vote that the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation, any of whose securities may be held by the Corporation, at meetings of the holders of the shares or other securities of such other corporation, or to consent in writing to any action by any such other corporation; and the Chairman of the Board, if one is elected, the President or the Treasurer shall instruct the person or persons so appointed as to the manner of casting such votes or giving such consent and may execute or cause to be executed on behalf of the Corporation, and under its corporate seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the premises. In lieu of such appointment, the Chairman of the Board, if one is elected, the President or the Treasurer may himself or herself attend any meetings of the holders of shares or other securities of any such other corporation and there vote or exercise any or all power of the Corporation as the holder of such shares or other securities of such other corporation.

                                   ARTICLE IX

                                   Amendments

        The Board of Directors shall have the exclusive power to adopt, alter, amend, modify or repeal any provision of these Bylaws and to make new Bylaws.

                                    ARTICLE X

                                Investment Policy

        Subject to the provisions of the Charter, the Board of Directors may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Corporation, as it shall deem appropriate in its sole discretion.

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